UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November  19, 2008

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (859) 586-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section  8  --  Other  Events

Item  8.01  Other  Events.

On November 19, 2008, Pomeroy IT Solutions, Inc. (“Company”) announced that its Board of Directors has authorized a $5 million increase in its stock repurchase program.  In a Form 8-K filing made by the Company with the United States Securities and Exchange Commission on November 14, 2008, the Company disclosed that its Board of Directors approved a program to repurchase up to $5 million of its outstanding common stock.  As a result of this increase in authorization, the Company may now purchase up to $10 million of its outstanding common stock under the program.

The press release announcing the increase to the Company’s stock repurchase program is included as Exhibit 99.1 to this report and incorporated by reference in its entirety into this Item 8.01.

Section  9  -  Financial  Statements  and  Exhibits

Item  9.01  Financial  Statements  and  Exhibits.

(d) Exhibits

99.1	Press release dated November 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POMEROY IT SOLUTIONS, INC.

Date: November 19, 2008	By: /s/ Keith R. Coogan

Keith R. Coogan, President and Chief Executive Officer